Exhibit 99.1

141091234302

NXT-ID, Inc. IR Update Webcast

August 3, 2017

C: Gino Pereira; NXT-ID, Inc..; CEO

C: Mike Orlando; NXT-ID, Inc.; COO and President - Fit Pay

C: Kevin O’Connor; LogicMark; President

C: Vin Miceli; NXT-ID, Inc.; VP and CFO

P: Josh Seide; Maxim Group; Analyst

P: Kris Tuttle; SoundView Technology Group; Analyst

+++ presentation

Operator^ Good day, ladies and gentlemen, and welcome to the NXT-ID IR Update Webcast. (Operator Instructions)

I would now like to turn the call over to your host for today’s conference, Mr. Gino Pereira, CEO of NXT-ID. Sir, you may begin.

Gino Pereira^ Thank you very much. Good afternoon and thank you, everyone, for joining our call today to discuss NXT-ID’s unaudited financial and operational results for the first half and second quarter of 2017. I will also give you a general update on the progress of our business.

So, during this afternoon’s call, we’ll be making forward-looking statements, which consist of statements that cannot be confirmed by reference to existing information, including statements regarding our beliefs, goals, expectations, forecasts, projections, and future performance and the assumptions underlying such statements. Please note that there are number of factors that will cause actual results to differ materially from our forward-looking statements, including the factors identified and discussed in our earnings release today, and in other SEC filings. Please recognize that except as required by applicable law, we undertake no duty to update any forward-looking statements, and you should not place any undue reliance on such statements.

So with me on the call today is Vin Miceli, our Chief Financial Officer; Mike Orlando, our Chief Operating Officer and President of Fit Pay; and Kevin O’Connor, President of LogicMark. So, I’ll begin the call with a few remarks and then turn the call over to Vin for a review of our financial results, and Mike and Kevin will give you an update on Fit Pay and LogicMark, respectively. We will then take a few questions from the analysts on the call.

So, with that, we’re very pleased with our second quarter results for 2017, where it shows continued growth following a really strong close quarter that we have, and so we’ve had a record first half of the year. We performed really well across all sectors. Our deliveries of the flye card to WorldVentures continued to be strong. WorldVentures is increasing the number of cards that they ship out to their members. LogicMark continues to perform very strongly. And with Fit Pay, we’re tremendously pleased with the progress on the technology and the potential new customers that they have signed up.

So, with that, I’m going to turn it over to Mike Orlando to tell us a little bit more about what’s been happening at Fit Pay.

Mike Orlando^ Thanks, Gino. Good afternoon, everyone. Yes, so, we’ve had -- made some really good progress both on the technical side and on the business side of the Fit Pay platform. I think first and foremost to talk about customers. So, we’ve surpassed 15 customers total count as of the end of Q2. In fact, we signed three new customers in the month of June alone.

So, we’re seeing a lot of momentum and a lot of pickup in the activity and adoption of our platform and services to be delivered to those customers and those devices in the coming months. Specifically, we announced our partnership and enablement of the Token ring, which is a secure authentication ring provided by Tokenize, that will include both the payment functionality provided by Fit Pay as well as several other use cases around secure authentication, secure access, and connected car. So, we’re really excited to be working with them. They are hot new company. They launched preorders on June 27, and I’ve seen tremendous amount of activity ahead of their pursuit shipment dates that will begin in December.

In addition to that, on the platform side, we, in collaboration with Visa, announced our approval and certification as a token -- request our token service provider. We’re the first goals token service provider to be approved and certified on the Visa Tokenization Service platform, specifically for embedded secure element. So it’s a huge technical accomplishment that the team has been working on for the last six months or so, and really get to our business in a position to deliver the services and be in a place to service not only our customers but expand the ecosystem of tokenized payments.

In addition to that, we also announced the creation of a digital account issuance program or general purpose reloadable program in collaboration with Sunrise Banks, Cascade Financial, and MasterCard. And essentially what that is going to allow us to do is instantly issue digital prepaid accounts on to our device partners’ specific devices and attract not only different users, different demographic of user, specifically millennials, to those accounts and have them preload the value rather than card out of their pocket, but also generate new revenues on behalf of ourselves and our partners since we’ll be participating in the fees and interchange rates that are part of the card issuance and card usage of those specific accounts. So, for us, it’s been continued momentum around building the foundation of the business and a view into revenues and beginning to contribute later on this year.

Gino Pereira^ That’s great. And I’ve skipped over Vin, but we’ll come back to Vin at the end. So, let’s move on to Kevin. And if, Kevin, you could give us an update on LogicMark, please.

Kevin O’Connor^ Sure. Thank you, Gino. So, just to give a quick overview of LogicMark. The space that we play in is the PERS Mark, which is Personal Emergency Response Systems or Medical Alert Systems as we sometimes call it. So, we compete in the market that allows seniors primarily to call for help with a push of a button.

2

So, the market has really broken into a couple of different categories. One is traditional in-home systems and the other is Mobile PERS, which is a growing area. LogicMark plays predominantly and really is the largest manufacturer in the no monthly fee space. So, many times people will put a system in their home and pay a monthly fee and the system will call a monitored call center.

The no monthly fee offering is a much stronger value proposition, and that’s where LogicMark is the market leader. With our products, it gives the user the ability to call friends and family or call 911 directly and get the emergency assistance that they need. So, it’s a much stronger value proposition. Many seniors that are still at home when people are even mobile are on limited income and are trying to minimize and reduce their monthly cost. So, they can purchase the unit upfront and have the coverage that they need.

So, as Gino talked about its first performance in the first half, LogicMark had our strongest first half performance in the history of the company. We just completed a year of being part of NXT-ID. So, really excited about the transition on how we’ve been working with NXT-ID’s Product Management team and management team.

So, first quarter was strong. We built on that. And the second quarter had the strongest quarter in the history of the company in Q2. We continue to have strong and demand across multiple channels. We sell through government channel. We also sell through eCommerce platform, dealers, distributors, and we also are looking at some retail channels.

So, looking ahead into Q3, we can -- we look for a continued performance in the government channel with the VA. We also will be launching a pilot program with the major retailer, and really focusing on Mobile PERS and the ability for people to get a mobile device that allows them to get help. We’re also working with the engineering team from NXT-ID working on the pipeline to develop future technology. Health care and wearables continue to change at a rapid pace. So, staying ahead of the technology curve is critical. Now, we think partnering with the right people in using the NXT-ID engineering will help us maintain our leadership position in the space.

Gino Pereira^ Terrific. Thanks very much, Kevin. And we’ll turn now to Vin for an update on the first half of the year and the last quarter.

Vin Miceli^ Thanks, Gino. Thanks, everyone, for joining our call today. Again, I’m Vin Miceli, CFO of the company. I’d like to summarize the results for Q2 and the first six months of 2017.

The revenues for the second quarter in six months ended June 30, 2017 were about $7.7 million and $14.3 million, respectively. Revenues for the comparable 2016 periods were slightly over $38,000 and $81,000, respectively. On a sequential basis, revenues for Q2 2017 increased by approximately $1 million over the first quarter of 2017. The large increase in revenues in both periods discussed versus the same periods of 2016, it’s primarily attributable to the acquisition of LogicMark, which became effective on July 25, 2016 and the company shipments of smart cards to WorldVentures.

3

The company’s gross profit margin was a healthy 50% in the second quarter in six months ended June 30. And in the comparable periods of 2016, we had negative gross profit margin. So, the favorable margin is directly attributable to the LogicMark acquisition and the margin or contribution margin, if you will, on the WorldVentures sales.

Operating expenses for Q2 2017 were up roughly $750,000 in Q2 2017. They went to $3 million versus $2.3 million in Q2 2016. And the bulk of the increase came on the G&A and the selling at -- and marketing expenses which were primarily the result of layering in the LogicMark expenses for the full second quarter and including the post-merger expenses of Fit Pay from the transaction date of May 23rd through quarter end, the second quarter end.

R&D expenses were down significantly in the quarter versus 2016 mainly attributable to the billing of a significant portion of the engineering efforts related to WorldVentures. For the six months 2017, the operating expenses were up just under $1 million. They came in at about $5.5 million versus $4.6 million in the six months ended June 30, 2016. Again, it’s pretty much the same reasoning if you will.

G&A and selling and marketing were up primarily again. We had -- bringing in LogicMark for the first six months where we did not have them incorporated in the consolidated results last year and bringing in Fit Pay for the post-merger period. Interest expense for the second quarter in the six months ended June 30 was higher by $1.5 million in Q2 and $2.7 million in the six months. The increase in interest expense as we talked about in the past is attributable to the interest expense incurred under revolving credit facility and at LogicMark seller note; both of which helped finance in part of the acquisition of LogicMark. And addition, we have some additional interest expense related to our convertible notes that were issued back in November 2016.

The net loss for the second quarter in six months ended June 30th came in at approximately $1.1 million and $1.8 million respectively, down significantly compared to the net losses incurred for 2016 of $2.5 million and $7.9 million. And I should also note that in the 2017 results for the six months, we had approximately $2.7 million incurred in non-cash charges.

Looking over to our balance sheet at June 30, cash will be right around $1.3 million. Working capital was a little deficient excluding our contingent liabilities, and I think it’s primarily because of some of the liabilities that we assumed as part of the acquisitions.

Stockholder’s equity -- oh, actually, let me go back to debt. In the quarter, we actually delevered our LogicMark seller note by about $250,000 in June, which came out of cash flow from operations. So, that was very good. And also our stockholder’s equity, including the stock that was issued to essentially acquire Fit Pay, came in at about $7.7 million.

So, with that, I’ll turn it back over to Gino.

Gino Pereira^ Thanks very much, Vin. So, as we heard, we’ve very optimistic for the second half of the year. The operational parts of the business are performing -- all performing strongly.

4

We’re looking forward to revenues from the Fit Pay technology coming in, in the fourth quarter of this year.

A couple of words on capital structure, we recently had a raise to fulfill our payment obligations to LogicMark sellers. So, the -- so that was not so much working capital for the company, which we’re managing fairly well on our own and we have been for a while. That was just to -- that was to fulfill up payment obligations for the acquisition of LogicMark. I’m also pleased to say that we have no more floating rate convertible instruments out there in the company, or floating rate convertible instruments have been fully converted.

And lastly, our next step now is we are working to refinance the $15 million in debt that we have to save on of considerable amount of interest that we are paying at the moment. And so, I’m hopeful that, that will be accomplished before the end of the year.

And with that, we will open it up for questions.

+++ q-and-a

Operator^ (Operator Instructions) Our first question comes from the line of Brian Kinstlinger with Maxim Group.

Josh Seide^ Hi. This is Josh Seide in for Brian. Thanks for taking the questions. Firstly, would you be able to just provide perhaps the number of units of smart cards shipped to WorldVentures through the close of the June quarter and maybe how much of that $15 million initial purchase order was recognized through the close of the June quarter?

Gino Pereira^ Well, I can give you one or the other, but I can’t disclose. Just for NDA purposes, I can’t disclose the number of the -- number of -- the dollars and the units.

Josh Seide^ Sure, okay

Gino Pereira^ So, I will tell you that we have shipped to them since inception and which was November of 2016 to the end of June approximately 80,000 to 90,000 units.

Josh Seide^ Sure. That’s helpful. Thank you. And maybe could you give us kind of a qualitative update on where the pipeline stands for the company smart card technology, maybe outside of WorldVentures whether there’s discussions or where that process stands? Thank you.

Gino Pereira^ Sure. So, we look at the technology not necessarily limited to a smart card form factor. So, it’s basically technology that is designed to facilitate payments. And so that form factor can be other than smart cards. It could be cards, it could be other types of wearables, watches, key fobs, et cetera. So, as far as -- so it’s in a broader spectrum than we might traditionally think of, and in that respect, we are in conversation with a number of potential opportunities.

5

Now, I’m very cognizant on the fact that I probably said the same thing on three previous calls. So, these things do have a long gestation period, but I think that we’re performing in terms of what we said we’re going to do and we are optimistic that we will have additional customers for this technology as the year progresses.

Josh Seide^ Great. And could you maybe walk us through the timeline for how some of the opportunities that Fit Pay is exploring might ultimately be impacting the top line and kind of the time line on how that process might work out?

Gino Pereira^ Yes, I’ll turn that to Mike.

Mike Orlando^ Yes, yes. So, as I mentioned to my comments, yes, we’ve got -- we have 15 customers under contract and in integration right now. We expect the first of those to go live and start contributing revenue to the platform in Q4. And then several others of those will begin to go live or in market in Q1 and then towards the second half of 2018. And so, we really see the gain and the acceleration of our revenue contribution to the overall company kicking off then and then accelerating significantly in 2018.

Josh Seide^ Great. That’s helpful. And then just quickly on modeling, did you provide adjustment EBITDA for the second quarter? And if not, would you be able to provide that adjusting our stock-based comp?

Gino Pereira^ We typically don’t report EBITDA or adjusted EBITDA, but I’m sure that after the call, Vin can work that number out for you.

Josh Seide^ Okay. That’s helpful. And I just wanted to just check that I recorded my numbers correctly earlier. Net income for the quarter was $1.8 million for 2Q?

Vin Miceli^ So net income for Q2 all came in at $1.1 million. Josh Seide^ I’m sorry, $1.1 million?

Vin Miceli^ Yes, [loss].

Josh Seide^ Right. I’m sorry, yes, right. And then could you just help us kind of think about where the preferred dividend is kind of going on a go-forward basis now that there’s been a number of converts over the past quarter, where it was in 2Q and kind of where we could see it kind of selling out (multiple speakers) --

Vin Miceli^ Right, so they’ll be some additional dividend recorded in Q3 as Gino pointed out. I think it was by the end of the last week in July, all of the preferreds had converted out. So, they’ll be some additional Q3 preferred dividend, but after that it will be gone. It will be [gone].

Josh Seide^ Okay. And what was -- what was the approximate dividend in the second quarter?

6

Vin Miceli^ So, the second quarter came in just under $300,000.

Josh Seide^ Okay. Great. That’s helpful. All right. I appreciate your time. Thank you.

Operator^ And our next question comes from the line of Kris Tuttle with SoundView Technology. Your line is open.

Kris Tuttle^ Okay. Thanks. I’ve got a few but I’ll start with a couple. First of all, it’s great having Mike and Kevin on the call in addition to Vin and Gino. I think it’s -- that’s a nice color. First question is for you, Mike. Could you go back to the instant digital prepaid account. I just want to understand where does the actual funding for that come from? Is that something people link to their PayPal for? How does the cash actually get into that account?

Mike Orlando^ Yes, they will link it to a checking or debit account or payroll account. And then the account, they can assign it -- so the user has control over total value and top up value associated with their account. So, as an example, they can say, “I want to load $100 on to my device” as a fixed value. When they spend it down to $20, it automatically top back up to $100. And the user controls those parameters and can manage those across multiple accounts with the multiple devices or multiple accounts within their family. So one good use case would be -- so parents issuing these accounts for their children and doling out their allowance this way and being able to control and monitor and manage the amount of spend that each of the children in those accounts can activate and use at a given period of time.

Kris Tuttle^ Okay. And will that work with any checking account? Or do you need to have an account somewhere specific? You mentioned some partners there.

Mike Orlando^ No, no, so the partners that I mentioned are our ecosystem partners, if you will. So Sunrise Banks is our sponsoring bank since they’re the MasterCard licensee.

Kris Tuttle^ Okay, okay.

Mike Orlando^ Yes. And so, it’s a MasterCard-branded account. Sunrise Banks is the issuer. You know, we’re not an [FDIC] approved bank, so we have to go through a MasterCard licensee and that’s Sunrise Banks in this case.

Kris Tuttle^ Okay, got it.

Mike Orlando^ We’re the program manager on behalf -- in partnership with Cascade Financial, which manages the process that I just walked you through. So, the enrollment, the enablement, the management, the top-up, we do all that within our platform in collaboration with Cascade Financial.

Kris Tuttle^ Okay. And then one more for you, Mike. So you have some customers signing up, you’ve got a number under contract. Token is obviously announced, so people can look and touch that one.

7

Mike Orlando^ Yes.

Kris Tuttle^ What’s the -- should investors be expecting more announcements of customers or partners? Or will that happen when those products ship? What’s should our expectation be in terms of sort of tracking your progress with the adoption of this?

Mike Orlando^ Yes, so most of our partners -- we’ve had to hold off announcements due to nondisclosure for all intents and purposes because they’re -- they want it not signaled to the market, future products to future advances. And so they typically announce the product and new features and capabilities of those products either at product release or at the most 30 days before it’s available to the market. Token was a little unique and that they were announcing six months ahead [of us] as part of a presale campaign.

So, our expectation is to announce those partners as they are coming to market and they’re available on our platform. So, there maybe some exceptions, but we look to have some announcements coming here in the latter part of Q3 and early part of Q4 for devices that will go live and go to market during that time period, kind of preholiday stuff.

Kris Tuttle^ Okay, all right. Thank you. That’s helpful. Kevin, I had one for you. You mentioned the Q3 tested a major retailer.

Kevin O’Connor^ Right.

Kris Tuttle^ And I wondered -- so what does that mean like testing? So is it going to be available in the channel? Are you doing a very small number of storage or maybe you could just, you know, let us know a little bit more about what the test is and what you’re looking to achieve from it?

Kevin O’Connor^ Sure. So the initial pilot, they’re picking specific locations that they will set it up where it will be made available. They’ll run the test in those number of locations for roughly a 45-day period. At that point, they will review the overall volume and kind of anticipate what the potential impact could be if they release it throughout the entire organization, put it all in stores. And we hope to have a decision by the end of the year to ramp up, so that we can roll it out throughout 2018.

So it will start -- the pilot will start first week of September, [maybe] after Labor Day. And so, by the end of September, we’ll have a good idea of overall opportunity and what results will be through that retailer.

Kris Tuttle^ Okay, so if the test goes well, like -- so we shouldn’t be anticipating any major volume through this retail test in Q3 if it’s a test.

Kevin O’Connor^ Correct.

Kris Tuttle^ It will be something that would come more in Q4 or Q1 or something like that. Okay.

8

Kevin O’Connor^ Yes, the pilot really won’t drive substantial volume, but it will -- it’s really proof of concept, so that they then could put a launch plan in place to roll it out through all of their locations if they like the results. And we believe that the way the pilot will be launched and the way that we’ll be able to manage it and set up the sales process, we’re confident that we’ll be a successful pilot and we’ll be able to go back to them and put together a full launch plan to get into all other locations.

Kris Tuttle^ Okay, very helpful. I think that helps set expectations. I appreciate that, Kevin.

Kevin O’Connor^ Sure.

Kris Tuttle^ And then the other business, obviously the WorldVentures cards you guys have ramped up and made those deliveries into inventory. And, you know, I wondered if you could give us a sense for -- are they now have adequate inventory? You mentioned expanded shipments. I know it’s a very controlled release right now. Can you give us a sense of what kind of anticipated units you might see in the next couple of few quarters or sort of how should we think about that as we shift from sort of the inventory build to the sell-through?

Gino Pereira^ Yes, so I think that’s -- I think there’s a range of possibility. So, WorldVentures is definitely shipping out increased quantities in their limited release, and they will continue to expand that over the next few months. The timing of the full general release has still not been locked down other than, you know, we believe it’s going to be in 2017. And the general release is the time when the numbers increase substantially. So, I would like to speculate on when exactly that was and when it happens, it will make a tremendous difference, but I don’t have enough information to know precisely when that will be, Kris.

Kris Tuttle^ Okay, okay. And then the final question for me and then I’ll yield the floor is in terms of the capital structure, you did talk about refinancing the debt, which is obviously expensive. I wanted to know like do you have an estimated total shares outstanding right now? And how do you kind of view managing that number through this refinanced process? So, one, is like kind of where are we now with share count and what kind of expectations should we have in terms of what can you do to keep that low as you go through the refi process?

Gino Pereira^ Sure. So the share count after the conversion of all of the floating rate preferred and the acquisition of Fit Pay is now approximately 15 million shares. And so it’s not our intention to raise equity in the process of refinancing. I mean what we’re doing right now is to actually look at opportunities where we can significantly lower the interest rate because at the time that we initially acquired the debt, I mean we’re literally a company with pretty much zero revenues and that’s quite different today, right? We’ve got about $15 million in revenue for the first six months of the year. So, we’re quite a different bankable proposition.

So, the idea is actually to -- the idea is to -- is just refinance the debt at a lower interest rates if we have cash flow. We definitely do not desire to further dilute the shares outstanding, and there would need to be a good accretive reason to do so going forward. But what we’re trying to do is to clean up our capital structure and generate cash. And I think we’ve made good progress doing that by eliminating the floating rate preferred instruments. And the next step is to get some of the interest payments down significantly, and we’ll move forward from there. And hopefully the way the company is performing, you know, at some point we’d see that reflected in the share price.

Kris Tuttle^ Got it, yes, exactly. All right, well, I appreciate that, guys. I’ll step off for other questions that might be out there.

Operator^ And I’m not showing any further questions.

Gino Pereira^ Okay, well thank you very much everyone for joining us, and we’ll speak to you again in about three months. Thank you. Bye.

Operator^ Ladies and gentlemen, this does conclude the program. You may now disconnect. Everyone, have a great day.

9